EXHIBIT 10.4


                               BE AEROSPACE, INC.
                       1994 Employee Stock Purchase Plan
                  (Amended and Restated as of January 1,2006)

SECTION 1. PURPOSE OF PLAN

     This document amends and restates the BE Aerospace, Inc. 1994 Employee Stock Purchase Plan (the "Plan") as of January 1,2006. The Plan is intended to provide a method by which eligible employees of BE Aerospace, Inc. ("BE Aerospace") and of such of BE Aerospace's subsidiaries as BE Aerospace's Board of Directors (the "Board of Directors") may from time to time designate (such subsidiaries, together with BE Aerospace, being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of the Common Stock of BE Aerospace (the "Stock") and thereby acquire an interest in the future of the Company. For purposes of the Plan, a "subsidiary" is any corporation in which BE Aerospace owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

SECTION 2. OPTIONS TO PURCHASE STOCK

     Under the Plan, there is available an aggregate of not more than 3,500,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors may determine.

SECTION 3. ELIGIBLE EMPLOYEES

     Except as otherwise provided below, each individual who is an Employee of the Company, who has a customary working schedule of at least 20 hours per week, and who has been an Employee for at least 90 days will be eligible to participate in the Plan.

     (a) Any Employee who immediately after the grant of an Option to him or her would (in accordance with the provisions of Sections 423 and 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.


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     (b) No Employee will be granted an Option under the Plan which would permit his or her rights to purchase shares of Stock under all employee stock purchase plans of the Company and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such Stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Sections 423 and 424(d) of the Code.

SECTION 4. METHOD OF PARTICIPATION

     Each of the periods during which this Plan remains in effect is hereinafter referred to as an "Option Period". Option Periods shall be of six-month duration. Each Plan Year (January 1 through December 31) shall contain two Option Periods, one shall commence January 1 and terminate June 30 and the other shall commence July 1 and terminate December 31. Each person who is an Eligible Employee on the first day of an Option Period may elect to participate in the Plan by executing and delivering, at least fifteen days prior to such date, a payroll deduction authorization in accordance with Section 5. Such Employee will thereby become a participant ("Participant") for such Option Period and for each subsequent Option Period, subject to Section 5 below.

SECTION 5. PAYROLL DEDUCTION

     The payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 2% nor more than 15% from the Participant's Compensation by means of equal payroll deductions over the Option Period. The payroll deduction authorization will remain in effect for consecutive subsequent Option Periods unless changed or revoked by the Participant pursuant to this
Section 5. For purposes of the Plan, "Compensation" will mean all compensation paid to the Participant by the Company and currently includible in his or her income, including bonuses, commissions and other amounts includible in the definition of compensation provided in the Treasury Regulations promulgated under Section 415 of the Code, plus any amount that would be so included but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to Section 125 of the Code, but not including payments under stock option plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in the Treasury Regulations under Section 415 of the Code. A Participant may reduce the withholding rate of his or her payroll deduction authorization by one or more whole percentage points (but not to below 2%) at any time during an Option Period by delivering written notice to the Company, such reduction to take effect prospectively as soon as practicable following receipt of such notice by the Company. A Participant may increase or reduce the withholding rate of his or her payroll deduction authorization for a future Option Period, or cease participation entirely for a future Option Period, by written notice delivered to the Company at least 15 days prior to the first day of the Option Period as to which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account for such Participant.

SECTION 6. GRANT OF OPTIONS

     Each person who is a Participant on the first day of an Option Period will, as of such day, be granted an Option for such Period. Such Option will be for the number of whole shares (not in excess of the share


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maximum as hereinafter defined) of Stock to be determined by dividing (i) the balance in the Participant's withholding account on the last day of the Option Period, by (ii) the purchase price per share of the Stock determined under
Section 7. For purposes of the preceding sentence, the share maximum with respect to any Option for any Option Period shall be the largest whole number of shares which, when multiplied by the fair market value of a share of Stock at the beginning of the Option Period, produces a dollar amount of $12,500 or less. The number of shares of Stock receivable by each Participant upon exercise of his or her Option for an Option Period will be reduced, on a substantially proportionate basis, in the event that the number of shares then available under the Plan is otherwise insufficient.

SECTION 7. PURCHASE PRICE

     The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at the time at which the Option is deemed exercised. Fair market value on any given day will mean the Closing Price of the Stock on such day (or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price). The "Closing Price" of the Stock on any business day will be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the mean between the highest bid and lowest asked prices on that day. A good faith determination by the Board of Directors as to fair market value shall be final and binding.

SECTION 8. EXERCISE OF OPTIONS

     Each Employee who is a Participant in the Plan on the last day of an Option Period will be deemed to have exercised on the last day of the Option Period the Option granted to him or her for that Option Period. Upon such exercise, the balance of the Participant's withholding account will be applied to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter said shares will be issued to the Participant either in certificates or electronically in "book entry" form with the transfer agent. In the event that the balance of the Participant's withholding account following an Option Period is in excess of the total purchase price of the shares so issued, the balance of the account shall be returned to the Participant; provided, however, that if the balance left in the account consists solely of an amount equal to the value of a fractional share it will be retained in the withholding account and carried over to the next Option Period. The entire balance of the Participant's withholding account following the final Option Period shall be returned to the Participant. No fractional shares will be issued hereunder.

     Notwithstanding anything herein to the contrary, BE Aerospace's obligation to issue and deliver shares of Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

SECTION 9. INTEREST

     No interest will be payable on withholding accounts.

SECTION 10. CANCELLATION AND WITHDRAWAL

     A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel such Option as to all (but not less than all) the Shares subject or to be subject to such Option by written notice delivered to the Company. Upon such cancellation, the balance in his or her withholding


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account will be returned to him or her.

     A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an Option Period will be deemed to have canceled his or her Option.

     Any Participant who cancels an Option or terminates his or her payroll deduction authorization may, as of the beginning of a subsequent Option Period, again become a Participant in accordance with Section 4; provided, however, that any such Participant who is at the time subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), may not again become a Participant until at least six months have elapsed after the date on which he or she ceased to be a Participant.

SECTION 1 1. TERMINATION OF EMPLOYMENT; SALE TRANSACTION

     Subject to Section 12, upon the termination of a Participant's service with the Company for any reason, he or she will cease to be a Participant, and any Option held by such Participant under the Plan will be deemed canceled, the balance of his or her withholding account will be returned to him or her, and he or she will have no further rights under the Plan. Notwithstanding the foregoing, in the event that an Employee ceases to be a Participant either (a) as a result of the sale or other disposition by the Company of substantially all of the assets used by the business or division of the Company in which the Participant was employed, or (b) by reason of a sale or other disposition by the Company of its interest in a subsidiary or business by which the Participant was employed, such Employee will no longer be eligible to make any additional contributions as of the date of cessation of employment ("Cessation Date"); provided, however, that unless the Participant cancels the Option pursuant to
Section 10 hereof, the balance of the Participant's withholding account shall be applied to the purchase of shares, in accordance with Section 8 hereof, on the last day of the Option Period immediately following his or her Cessation Date if and only if the last day of such Option Period occurs no later than ninety (90) days from his or her Cessation Date. If, however, the last day of the subsequent Option Period occurs more than ninety (90) days after the Participant's Cessation Date, then his or her withholding account will be returned to him or her, and he or she will have no further rights under the Plan.

     Notwithstanding the foregoing, in the event of the proposed dissolution or liquidation of the Company, the Option Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee"). In the event of a proposed sale of all or substantially all of the Company's assets, or the merger of the Company with or into another corporation (each, a "Sale Transaction"), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Compensation Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the period that the Option will become exercised pursuant to Section 8 hereof (the "Original Exercise Period") then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Compensation Committee shortens the Original Exercise Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Compensation Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant's Option has been changed to the New Exercise Date, and that such participant's Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 10.

     For purposes of this Section 11, an Option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the Option confers the right to purchase, for each share of stock


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subject to the Option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Stock for each share of Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Compensation Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Stock in the Sale Transaction.

SECTION 12. DEATH OF PARTICIPANT

     A Participant may file a written designation of beneficiary specifying who is to receive any Stock and/or cash credited to the Participant under the Plan in the event of the Participant's death, which designation will also provide for the election by the Participant of either (i) cancellation of the Participant's Option upon his or her death, as provided in Section 10 or (ii) application as of the last day of the Option Period of the balance of the deceased Participant's withholding account at the time of death to the exercise of his or her Option, pursuant to Section 8 of the Plan. In the absence of a valid election otherwise, the death of a Participant will be deemed to effect a cancellation of his or her Option. A designation of beneficiary and election may be changed by the Participant at any time, by written notice in a manner specified by the Compensation Committee. In the event of the death of a Participant and receipt by BE Aerospace of proof of the identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, BE Aerospace will deliver to such beneficiary such Stock and/or cash to which the beneficiary is entitled under the Plan. Where the Participant has elected option (ii) above but there is no surviving designated beneficiary, BE Aerospace will deliver such Stock and/or cash to the executor or administrator of the estate of the Participant. No beneficiary will, prior to the death of the Participant by whom he or she has been designated, acquire any interest in any Stock or cash credited to the Participant under the Plan.

SECTION 13. PARTICIPANT'S RIGHTS NOT TRANSFERABLE

     All Participants will have the same rights and privileges under the Plan. Each Participant's rights and privileges under any Option may be exercisable during his or her lifetime only by him or her, and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Option held by him or her may be terminated by the Company and upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.

SECTION 14. EMPLOYMENT RIGHTS

     Nothing contained in the provisions of the Plan will be construed to give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time. The loss of existing or potential profit in Options will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation to the Participant.


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SECTION 1 5. CHANGE IN CAPITALIZATION

     In the event of any change in the outstanding Stock of BE Aerospace by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, after the effective date of this Plan, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, and the Option price will be appropriately adjusted.

SECTION 16. ADMINISTRATION OF PLAN

     The Plan will be administered by the Compensation Committee, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. The Compensation Committee's determinations hereunder shall be final and binding.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN

     BE Aerospace reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15) or to the Employees (or class of Employees) eligible to receive Options under the Plan will have no force or effect unless it is approved by the shareholders within twelve months before or after its adoption. Shareholder approval is also required to the extent necessary to comply with applicable laws, rules and regulations.

     The Plan will automatically terminate on December 31, 2013 (at the end of the second Option Period beginning in Plan Year 2013). The Plan may be earlier suspended or terminated by the Board of Directors, but no such suspension or termination will adversely affect the rights and privileges of holders of outstanding Options. The Plan will terminate in any case when all or substantially all the Stock reserved for the purposes of the Plan has been purchased.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf as of the 1st day of January, 2006.

                     BE AEROSPACE, INC.


                     By:  /s/  Jeffrey P. Holtzman
                        -------------------------------
                     Name    Jeffrey P. Holtzman
                     Title:  Vice President, Treasurer and
                             Assistant Secretary


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